SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC  20549



                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported)..........
      Report pursuant to Item 5 made at registrant's option with respect to event announced August 16, 1995



                  STONE & WEBSTER, INCORPORATED
      (Exact name of registrant as specifed in its charter)




          Delaware             1-1228               13-5416910
(State or other jurisdiction    (Commission File     (IRS Employer
   of incorporation)               Number)                   Number)



250 West 34th Street, New York, NY                       10119
       Address of principal executive offices)             ( Zip Code)



Registrant's telephone number, including area code: (212) 290-7500
                                                                              2.
Form 8-K                                          Stone & Webster, Incorporated


     Item 5.   Other Events


               The text of registrant's Press Release dated August 16, 1995 relating to the completion of a strategic asset review and an increase in a share repurchase authorization appears below.


                                            FOR IMMEDIATE RELEASE


        STONE & WEBSTER COMPLETES STRATEGIC ASSET REVIEW;
         BOARD INCREASES SHARE REPURCHASE AUTHORIZATION


New York, N.Y., August 16, 1995--Stone & Webster, Incorporated (NYSE: SW) today released the following letter from Kent F. Hansen, non-executive Chairman of the Board of Directors, and Edward J. Walsh, acting President and Chief Executive Officer, which is being mailed to the company's shareholders:

Dear Fellow Shareholders:

On behalf of the Board of Directors and senior management of Stone & Webster, Incorporated, we are writing to update you on several important developments at your company.

First, as you may have heard, on August 15, 1995, Stone & Webster announced that Bruce C. Coles resigned his positions as Chairman, President and CEO, effective immediately, to accept a senior position at another company. While we are genuinely sorry that he is leaving, we accept his desire to pursue a new challenge after his successful efforts to restructure and reorganize Stone & Webster.

Clearly, the turnaround is now well underway--as evident in the significant improvement in the company's financial results for the first two quarters of the current fiscal year. The many initiatives now in place will enhance the long-term value of your investment in Stone & Webster, Incorporated.

As you well know, our primary objectives are to build and deliver value for Stone & Webster's shareholders by ensuring that the company is well positioned for profitable growth and remains a global leader in the increasingly competitive engineering and construction industry. To this end, Stone & Webster's Board and management recently completed a thorough review of our asset investments and capital structure. We were assisted in this process, which has been ongoing since January 1994, by Goldman, Sachs & Co., the company's financial advisor.

Based on this review, we have determined that our current capital structure is in line with the company's projected capital requirements for the next five years. Moreover, the Stone & Webster Board has reaffirmed that the best way to build shareholder value over the long term is to continue to reinvest available capital in the company's core engineering, construction and consulting business, invest in new development projects and, from time to time, repurchase shares of the company's stock.

Accordingly, your Board has authorized an increase in the company's share repurchase program--from 1.0 million to 2.5 million shares. Since originally announcing our repurchase program in July 1994, the company has repurchased almost 700,000 shares. Currently, 14.3 million shares are outstanding.

After careful analysis of our strategic plan, which includes an orderly

                                                                              3.
Form 8-K                                           Stone & Webster, Incorporated


disposition of non-core and underperforming assets, we believe there will be resources available to fund both the company's anticipated growth as well as this additional initiative to enhance shareholder value.

Like all large engineering and construction companies, Stone & Webster must maintain a strong balance sheet and strong finances to win major projects and then stand behind them until they are completed--a process that often takes years. Strengthening that ability is vital to the success of our long-term strategy and the turnaround now underway. For this reason, the Board determined that any extraordinary payout, including a special one-time distribution, would not be in the best interest of the company and its long-term shareholders.

Let us, briefly, outline the highlights of the significant progress we have already achieved as a result of our strategic initiatives:

  - Reorganizing and refocusing the core engineering, construction and consulting business. This is where the future of Stone & Webster lies, and we are concentrating our resources and energies squarely upon strengthening the core business.

     In this regard, we have specifically targeted growing our power, process, governmental and industrial business sectors and expanding our international business. We will also develop and invest in at least two new projects a year through the Stone & Webster Development Corporation. Additionally, our objective is to achieve annual revenue growth of at least 10 percent.

  - Bringing Stone & Webster's cost structure in line with expected revenues. We have instituted an intensive cost reduction program which has yielded more than $55 million in annual cost savings.

  - Achieving the orderly disposition of non-core and underperforming assets. To date, we have: sold all investment securities in Stone & Webster's portfolio; commenced active marketing of real estate holdings, including the Sabal Office Park in Tampa, Florida and a 450,000 square foot engineering office facility in Cherry Hill, New Jersey; and announced our intention to sell the oil and gas business.

These initiatives to restructure the core business and reduce costs have already begun to have a direct and positive impact on the financial performance of your company. As you know, last month we announced strong gains in revenues and operating income for the second quarter and first six months of 1995, particularly in our engineering, construction and consulting segment.

Going forward, we will continue to concentrate on building shareholder value and achieving our long-term objectives. We will reinvest available capital in our core capabilities and make every effort to respond to the interests of our shareholders.

Stone & Webster is a company with a proud 106-year history, during which it has undertaken some of the world's greatest engineering and construction projects. Our future offers even more promising potential and so our efforts to revitalize the company encourage and excite us. We look forward to achieving continued growth and profitability for our shareholders for many years to come.

                              Sincerely,


     Kent F. Hansen                          Edward J. Walsh
     Chairman of the Board                   Acting President and CEO

                            * * * * *
Contact:  Jeremiah P. Cronin
          (212) 290-7484

                                                                              4.
Form 8-K                                           Stone & Webster, Incorporated



                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   STONE & WEBSTER, INCORPORATED




                                   BY: JEREMIAH P. CRONIN
                                       Jeremiah P. Cronin
                                       Executive Vice President


Date:  August 18, 1995